Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-204593, and Form S-8 No. 333-170650, No. 333-139446, No. 333-81138, No. 333-73172, No. 333-12879, and No. 333-08009) of our report dated April 6, 2021, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of American Shared Hospital Services for the year ended December 31, 2020.
/s/ Moss Adams LLP
San Francisco, California
April 6, 2021